UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2013

Apria Healthcare Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-168159	33-0488566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26220 Enterprise Court Lake Forest, California		92630
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 639-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 7, 2013, the Board of Directors of Apria Healthcare Group Inc. (the “Company”) concluded that the Company’s previously issued consolidated financial statements and the related audit reports of its independent registered public accounting firm as contained in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2011 and 2010, as well as its interim condensed consolidated financial statements contained in our Quarterly Reports on Form 10-Q for the fiscal years 2012, 2011 and 2010, should no longer be relied upon and should be restated to properly account for cash receipts from the sale of patient service equipment within investing activities of the Company’s consolidated statements of cash flows. Such amounts were previously incorrectly accounted for within operating activities of the Company’s consolidated statements of cash flows. Additionally, the Company has restated its consolidated balance sheet as of the year ended December 31, 2011 and the consolidated statements of stockholders’ equity (deficit) for each of the three years ended December 31, 2011 to reflect a workers compensation adjustment as described below. The Company has discussed the matters disclosed in this item 4.02(a) with its independent registered public accounting firm.

The Company’s 2012 Annual Report on Form 10-K, which is being filed concurrently with this report, includes (i) the restated consolidated financial statements for each of the fiscal years ended December 31, 2011 and 2010 and (ii) the restated financial information for the quarterly periods in its fiscal years ended December 31, 2011 and 2010, and the first three quarterly periods of its fiscal year ended December 31, 2012.

Historically, the Company accounted for cash receipts from the sale of patient service equipment in operating activities in its consolidated statements of cash flows. Subsequent to the issuance of the 2011 financial statements, the Company concluded that the cash receipts from the sale of patient service equipment should be recorded in investing activities on the Company’s consolidated statements of cash flows. Therefore, as a result of the restatement, net cash provided by operating activities and net cash used in investing activities decreased in the Company’s consolidated statements of cash flows by approximately $41.5 million and $39.2 million for the years ended December 31, 2011 and December 31, 2010, respectively. There is no change to the total cash flows in the years ended December 31, 2011 and 2010.

The following tables show the impact of the restatement for the years ended December 31, 2011 and 2010.

CONSOLIDATED STATEMENT OF CASH FLOWS ITEMS

	Year Ended December 31, 2011
(in thousands)	(As Previously Reported)	(Adjustments)	(As Restated)
Loss (Gain) on sale of patient service equipment and other	$19,160	$(41,471)	$(22,311)
Net cash provided by operating activities	101,815	(41,471)	60,344
Proceeds from sale of patient service equipment and other	166	41,471	41,637
Net cash used in investing activities	$(186,395)	$41,471	$(144,924)

CONSOLIDATED STATEMENT OF CASH FLOWS ITEMS

	Year Ended December 31, 2010
(in thousands)	(As Previously Reported)	(Adjustments)	(As Restated)
Loss (Gain) on sale of patient service equipment and other	$17,534	$(39,204)	$(21,670)
Net cash provided by operating activities	84,557	(39,204)	45,353
Proceeds from sale of patient service equipment and other	638	39,204	39,842
Net cash used in investing activities	$(95,111)	$39,204	$(55,907)

Additionally, subsequent to the issuance of the consolidated financial statements for the year ended December 31, 2011, the Company identified an error related to workers compensation insurance as of December 31, 2011, 2010 and 2009. Accordingly, the Company restated the consolidated balance sheet as of December 31, 2011 and the consolidated statements of stockholders’ equity (deficit) for each of the three years ended December 31, 2011 to record a prior period adjustment, which resulted in an increase of $2.5 million in other assets and decreases of ($0.4) million in other accrued liabilities, ($1.3) million in other non-current liabilities and $4.3 million in accumulated deficit.

The restatements described above did not impact the Company’s consolidated statements of operations or total cash flows for the years ended December 31, 2011 and 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA HEALTHCARE GROUP INC.

Date: March 11, 2013	By:	/s/ PETER A. REYNOLDS
	Name:	Peter A. Reynolds
	Title:	Principal Financial Officer and Chief Accounting Officer

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